Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OMEGA PROTEIN CORPORATION, a Nevada corporation

(AMENDED THROUGH NOVEMBER 5, 2015)

ARTICLE I

STOCKHOLDERS’ MEETING

Section 1.1      Place of Meetings.

All meetings of the stockholders shall be held at the principal office of Omega Protein Corporation (the “Corporation”) in the State of Texas (“Principal Office”), or at any other place within or without the State of Nevada as may be designated for that purpose from time to time by the Board of Directors.

Section 1.2     Annual Meetings.

The annual meeting of the stockholders shall be held within the time period prescribed by applicable law, on the date and at the time set by the Board of Directors, at which time the stockholders shall elect directors, consider reports of the affairs of the Corporation, and transact such other business as may properly be brought before the meeting.

Section 1.3     Special Meetings.

Except as otherwise required by law as of the time at which Zapata Corporation, a Delaware corporation (“Zapata”), and its affiliates cease to be the beneficial owners of an aggregate of at least a majority of the then outstanding shares of Common Stock of this Corporation (the “Common Stock”), special meetings of the stockholders cannot be called by the holders of the Common Stock, but only by the Chairman of the Board or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors, the number of directors the Corporation would have if there were no vacancies (the “Whole Board”). At any time during which Zapata and its affiliates own an aggregate of at least a majority of the then outstanding shares of Common Stock, special meetings of the stockholders may be called by the Chairman of the Board, Chief Executive Officer, the President, a majority of the Board of Directors, or upon request by Zapata, or any of Zapata’s affiliates.

Section 1.4     Notice of Meetings.

1.4.1     Notice of each meeting of stockholders, whether annual or special, shall be given at least 10 and not more than 60 days before the meeting by the Secretary or any Assistant Secretary causing to be delivered or mailed to each stockholder of record entitled to vote at the meeting a written notice stating the time and place of the meeting and the purpose or purposes for which the meeting is called. The notice shall be signed by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, the Secretary or any Assistant Secretary and shall be delivered or mailed postage prepaid to each stockholder at such stockholder’s address as it appears on the stock books of the corporation. If any stockholder has failed to supply an address, notice shall be deemed to have been given if mailed to the address of the Principal Office, or published at least once in a newspaper having general circulation in the county in which the Principal Office is located.

1.4.2     It shall not be necessary to give any notice of the adjournment of or the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken. However, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of an original meeting.

Section 1.5     Consent by Stockbrokers.

As of the time at which Zapata Corporation and its affiliates cease to be the beneficial owners of an aggregate of at least a majority of the then outstanding shares of Common Stock, no action required or permitted to be taken at a meeting of the stockholders shall be taken by written consent. However, at any time during which Zapata Corporation and its affiliates are the beneficial owners of an aggregate of at least a majority of the then outstanding shares of Common Stock, any action required or permitted to be taken at a meeting of the stockholders of the Corporation may be taken without a meeting by the written consent of stockholders entitled to vote on such action holding at least a majority of the voting power.

Section 1.6     Quorum; Adjournment; Postponement.

1.6.1     The presence in person or by proxy of the persons entitled to vote a majority of the voting stock at any meeting constitutes a quorum for the transaction of business. Particular shares of stock shall not be counted in determining the number of shares of stock represented or required for a quorum or in any vote at a meeting, if the voting of such shares at the meeting has been enjoined or for any reason such shares cannot be lawfully voted at the meeting.

1.6.2     The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until the meeting is adjourned or recessed, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

1.6.3     Whether or not a quorum is present, the Presiding Person (as defined herein) of the meeting or the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn or recess any meeting at any time and for any reason, but not for a period of more than 30 days at any one time, without notice other than announcement at the meeting. At any meeting reconvened after an adjournment or recess, the Corporation may transact any business which might have been transacted at the original meeting.

1.6.4     The Board of Directors may, at any time prior to the holding of a meeting of stockholders, and for any reason, cancel, postpone or reschedule such meeting by public announcement made prior to the time previously scheduled for such meeting of stockholders.

Section 1.7     Voting Rights.

1.7.1     Except as otherwise provided by law or by the Articles of Incorporation, any amendment thereto, or any Certificate of Designation of the rights and privileges of the holders of Preferred Stock filed in the office of the Nevada Secretary of State (a “Certificate of Designations”), every stockholder of record of the Corporation entitled to vote is entitled at each meeting of the stockholders to one vote for each share of stock standing in the stockholder’s name on the books of the Corporation. Except as otherwise provided by law or by the Articles of Incorporation or any amendment thereto, or any Certificate of Designations or by these Bylaws, if a quorum is present, the vote of the holders of a majority of votes cast on a particular matter is binding upon all stockholders of the Corporation.

1.7.2     The Board of Directors may designate a day not more than 60 days before any meeting of the stockholders as the day as of which stockholders entitled to notice of and to vote at the meeting is determined.

Section 1.8     Proxies.

Every stockholder entitled to vote or to execute consents may do so either in person or by written proxy executed in accordance with the provisions of Chapter 78 of the Nevada Revised Statutes and filed with the Secretary of the Corporation.

Section 1.9     Manner of Conducting Meetings.

To the extent not in conflict with the provisions of law relating thereto, the Articles of Incorporation or any amendment thereto, these Bylaws or any rules and regulations adopted by the Board of Directors, meetings must be conducted pursuant to such rules as may be adopted by the chairman presiding at the meeting (the “Presiding Person”). The Presiding Person shall have the right and authority to convene, and in accordance with Section 1.6, adjourn or recess the meeting, and adopt such rules, regulations and procedures and to do all such acts as, in the judgment of such Presiding Person, are appropriate for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the Board of Directors or the Presiding Person, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the Presiding Person shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; and (vi) restrictions on the use of audio or video recording devices at the meeting. Unless and to the extent determined by the Board of Directors or the Presiding Person, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Presiding Person position shall be filled by or at the direction of the Chairman of the Board of Directors, or in the Chairman of the Board’s absence, another person designated by the Board of the Directors.

Section 1.10          Business Brought Before Meetings.

1.10.1     At any annual meeting of stockholders, the only business which may be conducted must have been brought before the meeting (i) by or at the direction of the Chairman of the Board, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who properly brings such business before the meeting and is entitled to vote with respect to the matter or matters involved in such business and who complies with the notice procedures set forth in this Section 1.10 and applicable law. For business to be properly brought before an annual meeting by a stockholder, if such business relates to the election of directors of the Corporation, the stockholder must comply with the procedures set forth in Section 1.11 and applicable law. If such business relates to any other matter, the stockholder must give timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 210th calendar day nor later than the close of business on the 120th calendar day immediately before the first anniversary of the date of the immediately preceding year’s annual meeting of stockholders of the Corporation; provided, however, that if the date of the pending annual meeting of stockholders of the Corporation is advanced more than 30 days prior to or delayed by more than 30 days after that anniversary, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to the date of the pending annual meeting of stockholders of the Corporation or (ii) the 10th day following the day on which public announcement of the date of such pending annual meeting is first made by the Corporation. A stockholder’s notice to the Secretary must accurately set forth, as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the books of the Corporation, of the stockholder of the Corporation proposing such business; (iii) the class and number of shares of the capital stock of the Corporation that are beneficially owned by the stockholder; and (iv) a description of any material interest in such business of the stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom; (v) a description of any agreement, arrangement or understanding relating to any hedging or other transaction or series of transactions (including any derivative or short position profit interest, option, hedging transaction or borrowing or lending of shares) that has been entered into or made, the effect or intent of which is to mitigate loss, manage risk or benefit from share price changes or to increase or decrease the voting power of such stockholder or any such Stockholder Associated Person, in any case with respect to any share of capital stock of the Corporation (“Derivative Interest”); (vi) a certification as to the stockholder’s country of citizenship (accompanied by reasonable supporting documentation evidencing such citizenship), (vii) the name of each person with whom such stockholder or Stockholder Associated Person has any agreement, arrangement or understanding (whether written or oral) (a) for the purposes of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy made generally by such person to all holders of shares of the Corporation) or disposing of any shares of capital stock of the Corporation, (b) to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), (c) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any person voting together with, any such stockholder or Stockholder Associated Person with respect to any shares of the capital stock of the Corporation, any business proposed by the stockholder or (d) otherwise in connection with any business proposed by a stockholder and a description of each such agreement, arrangement or understanding; (viii) a list of all transactions by such stockholder and any Stockholder Associated Person involving any securities of the Corporation or any Derivative Interests within the six-month period prior to the date of the notice; (ix) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, will continue to be a holder of record of stock entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to propose such business; and (x) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Regulation 14A of the Exchange Act. In addition, the notice shall include a representation that the stockholder will notify the Corporation in writing of any change in any of the information referenced above in this Section 1.10.1 (i) as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed and (ii) as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, not later than seven business days prior to the date of the meeting if practicable (or, if not practicable, on the first practicable date prior to) or any adjournment or postponement thereof. With respect to the stockholder giving any such notice which includes information regarding any Stockholder Associated Person as contemplated by clauses (iv), (v), (vii), (viii) and (x) of the fifth sentence of this Section 1.10.1, the stockholder must include in such notice: (i) the name and address of such Stockholder Associated Person; (ii) a certification as to the country of citizenship of such Stockholder Associated Person; (iii) the number of shares of each class of capital stock of the Corporation owned by such Stockholder Associated Person, if any; and (iv) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the proposal of other business on the date of such stockholder’s notice. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 1.10 and in Section 1.11 and except that any stockholder proposal which complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is to be included in the Corporation’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the requirements of this Section 1.10. Without limiting the generality of the foregoing, the provisions of this Section 1.10 regarding the timeliness of a stockholder’s notice for a matter to be brought before an annual meeting shall apply to each such matter to be brought before the meeting, regardless of whether the stockholder proposing to bring the matter before the meeting: (i) desires to have such matter reflected in the Corporation’s proxy statement for such meeting, pursuant to any legal requirement that may be applicable; or (ii) intends to prepare separate proxy materials. Nothing in this Section 1.10 or in Section 1.11 shall be deemed to give any stockholder the right to have any proposal or nomination included in any proxy statement prepared by the Corporation, and, to the extent any such right exists under applicable law or governmental regulation, such right shall be limited to the right provided under such applicable law or governmental regulation. For purposes of Section 1.10.1 and Section 1.11, (a) “Stockholder Associated Person” of any stockholder shall mean: (i) any person acting in concert with such stockholder with respect to the Corporation or has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding voting (except pursuant to a revocable proxy given to such person in response to a public proxy solicitation made generally by such person to all stockholders entitled to vote at the meeting) or disposing of any capital stock of the Corporation; (ii) any person who beneficially owns shares of stock of the Corporation owned of record or beneficially by such stockholder; and (iii) any person controlling, controlled by or under common control, directly or indirectly, such stockholder or any other Stockholder Associated Person described in clause (i) or (ii) of this definition and (b) “public announcement” means disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press or other national news service, (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Exchange Act or (iii) in a notice of a meeting (or any supplement) pursuant to Section 1.4 of these Bylaws.

1.10.2     At any special meeting of stockholders, the only business which may be conducted must have been described in general terms in the notice of the special meeting.

1.10.3     Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at any annual or special meeting except in accordance with the foregoing procedures. The Presiding Person at the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.10 or applicable law or could result in a failure of the Corporation to comply with the Fishery License Laws (as defined in the Articles of Incorporation). If the Presiding Person determines that a matter was not properly brought before the meeting, the Presiding Person shall so declare to the meeting and the business shall not be transacted. Except as otherwise provided in these Bylaws, at any special meeting of the stockholders, the only business which shall be conducted must have been brought before the meeting by or at the direction of the Board of Directors.

Section 1.11     Notice of Nominations.

1.11.1     Nominations for the election of directors may be made only by the Chairman of the Board of Directors or upon timely notice given by any stockholder entitled to vote for the election of directors. Except as provided in Section 5.04 of the Articles of Incorporation of the Corporation, no persons other than those nominated pursuant to this Section 1.11 are eligible for election as a director. For such a stockholder notice to be timely, the notice must be made in writing, and must be delivered or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation: (i) if it relates to an election at any annual meeting of stockholders of the Corporation, not earlier than the close of business on the 210th calendar day nor later than the close of business on the 120th calendar day immediately before the first anniversary of the date of the immediately preceding year’s annual meeting of stockholders of the Corporation; provided, however, that if the date of the pending annual meeting of stockholders of the Corporation is advanced more than 30 days prior to or delayed by more than 30 days after that anniversary, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to the date of the pending annual meeting of stockholders of the Corporation or (ii)the 10th day following the day on which public announcement of the date of such pending annual meeting is first made by the Corporation; and (ii) if it relates to any special meeting of stockholders of the Corporation at which the Board of Directors has determined that one or more directors is or are to be elected, not earlier than 180 days prior to the date of that special meeting and not later than the last to occur of the close of business on (A) the 120th day prior to the date of that special meeting or(B) the 10th day following the day on which the Corporation first makes a public announcement of the date of that special meeting. The stockholder notice must accurately set forth, as to each proposed nominee: (i) the name, age, business address and, if known, residence address of each such nominee; (ii) a certification as to the country of citizenship of each such nominee (in each case, accompanied by reasonable supporting documentation evidencing such citizenship); (iii) the principal occupation or employment of each such nominee; (iv) the number of shares of each class of the capital stock of the Corporation which are beneficially owned by each such nominee; and (v) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to be named as a nominee and to serve as a director if elected). With respect to each nominee for election or reelection to the Board of Directors, such notice must include a completed and signed questionnaire, representation and agreement as required by Section 1.11.2 of these Bylaws. The notice must also contain, as to the stockholder giving the notice, all the information and representations set forth in clauses (ii) through (x) of the fifth sentence and (if applicable) the seventh sentence of Section 1.10.1 above. In addition, the notice shall include a representation that the stockholder will deliver to the Corporation in writing all of the information referenced above in this Section 1.11 (i) as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed and (ii) as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, not later than seven business days prior to the date of the meeting if practicable (or, if not practicable, on the first practicable date prior to) or any adjournment or postponement thereof. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation, in accordance with applicable law, the Articles of Incorporation of the Corporation and these Bylaws. The provisions of this Section 1.11 regarding the timeliness of nominations by a stockholder shall apply to each such nomination, regardless of whether a stockholder making such nomination: (i) desires to have such nomination reflected in the Corporation’s proxy statement for the meeting at which such nomination is to be made; or (ii) intends to prepare separate proxy materials. The Presiding Person shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 1.11 or applicable law or could result in a failure of the Corporation to comply with the Fishery License Laws, and if the Presiding Person should so determine, the Presiding Person shall so declare to the meeting and the defective nomination shall be disregarded.

1.11.2     To be eligible to be a nominee for election or reelection as a director of the Corporation, a proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.11.1 of these Bylaws and applicable law) to the Secretary at the principal executive offices of the Corporation (i) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request); and (ii) a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote in such capacity on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable law and all applicable rules of the U.S. exchanges upon which the Common Stock of the Corporation is listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and other guidelines of the Corporation.

ARTICLE II

DIRECTORS - MANAGEMENT

Section 2.1     Powers

Subject to any limitation contained in the laws of the State of Nevada, the Articles of Incorporation or any amendment thereto, or these Bylaws, or as to action to be authorized or approved by the stockholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this Corporation shall be controlled by, the Board of Directors

Section 2.2     Number and Qualification.

2.2.1     The number of directors which shall constitute the whole Board of Directors shall be no less than three nor more than 9. The number of directors shall be fixed from time to time within this range exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. No increase or decrease in the number of directors shall shorten the term of any incumbent director.

2.2.2     No more of the Directors shall be Non-Citizens of the United States than a minority of the number necessary to constitute a quorum of the Board of Directors. For the purposes of this Section 2.2 a “Citizen of the United States” is a natural person who is a citizen of the United States by birth, naturalization or otherwise by law. A “Non-Citizen of the United States” is any natural person who is not a Citizen of the United States.

Section 2.3     Classes of Directors and Term of Office.

2.3.1     The directors (exclusive of directors who may be elected by the holders of one or more classes or series of preferred stock) must be divided by a resolution of the Board of Directors into three classes, as nearly equal in number as possible. If there are no classes of directors, each director has a term of office of one year. If the directors have been divided into classes, the resolution of the Board which creates the classes must set forth the term of office of each class. In the event of vacancy, either by death, resignation, or removal of a director, or by reason of an increase in the number of directors, each replacement or new director shall serve for the balance of the term of the class of the director he or she succeeds or, in the event of an increase in the number of directors, of the class to which he or she is assigned. All directors elected for a term shall continue in office until the election and qualification of their respective successors, their death, their resignation in accordance with Section 2.6, their removal in accordance with Section 2.5, or if there has been a reduction in the number of directors and no successor is to be elected, until the end of the term.

2.3.2     Directors elected by holders of preferred stock of the Corporation voting as a class shall not be members of any of the foregoing classes and shall hold office until the next annual meeting of stockholders unless the terms of the series or class of preferred stock of the Corporation provides otherwise.

Section 2.4     Election of Directors.

2.4.1     At each annual meeting of stockholders, the class of directors to be elected at the meeting shall be chosen by a plurality of the votes cast by the holders of shares entitled to vote in the election at the meeting, provided a quorum is present. The election of directors by the stockholders shall be by written ballot if directed by the chairman of the meeting or if the number of nominees exceeds the number of directors to be elected.

2.4.2     Except as otherwise provided for in a Certificate of Designations, any vacancy on the Board of Directors shall be filled by the affirmative vote of a majority of the remaining directors, or a sole remaining director, though less than a quorum. Vacancies on the Board of Directors shall not be filled by the vote or written consent of the stockholders, except directors elected by the holders of preferred stock as may be provided in any Certificate of Designations.

2.4.3     If the holders of Preferred Stock voting as a class are entitled to elect directors, those directors shall be elected by a plurality of the votes cast by the holders of shares of preferred stock of the Corporation entitled to vote, voting separately as a class.

Section 2.5     Removal of Directors.

Any director, other than a director elected by holders of preferred stock of the corporation voting as a class, may be removed from office at any time but only upon the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the Common Stock, voting together as a single class. Directors elected by holders of preferred stock may be removed from office as provided in the Certificate of Designations or at any time upon the affirmative vote of the holders of at least 66-2/3% of the voting power of the shares of preferred stock the holders of which are entitled to elect the director.

Section 2.6     Resignations.

Any director of the Corporation may resign at any time either by oral tender of resignation at any meeting of the Board of Directors or by giving written notice thereof to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Such resignation shall take effect at the time it specifies, and the acceptance of such resignation shall not be necessary to make it effective.

Section 2.7     Place of Meetings.

Meetings of the Board of Directors shall be held at the Principal Office or at such other place within or without the State of Nevada as may be designated for that purpose by the Board of Directors.

Section 2.8     Meetings After Annual Stockholders’ Meeting.

The first meeting of the Board of Directors held after the annual stockholders’ meeting shall be held at such time and place within or without the State of Nevada as is fixed by announcement of the Chairman of the Board, the Chief Executive Officer or the President of the Corporation given at the annual stockholders’ meeting, and no other notice of such meeting shall be necessary, provided a majority of the whole Board is present. Alternatively, such meeting may be held at the time and place fixed in a notice given under other provisions of these Bylaws.

Section 2.9     Other Regular Meetings.

2.9.1     Regular meetings of the Board of Directors shall be held at such time and place within or without the State of Nevada as may be determined from time to time by a majority of the Board.

2.9.2     No notice need be given of regular meetings, except that each director must be given written notice of the specific meeting dates or regular meeting dates, and the day of the month, the time, and the place of the meeting.

Section 2.10     Special Meetings.

Special meetings of the Board of Directors must be held whenever called by the Chairman of the Board, the Chief Executive Officer or the President of the Corporation or any two other directors, except that when the Board of Directors consists of one director, then the one director may call a special meeting. At any time during which Zapata and its affiliates have ceased to own an aggregate of at least a majority of the then outstanding shares of Common Stock, special meetings of the Board of Directors shall not be called by holders of the Common Stock. Notice of any special meeting must be mailed to each director not later than three days before the day on which the meeting is to be held, or shall be sent to him or her by telecopy, or delivered personally or by telephone, not later than midnight of the day before the day of the meeting. Any meeting of the Board of Directors shall be a legal meeting, without any notice thereof having been given, if each director consents to the holding thereof or waives notice in the matter specified in Section 2.11. Except as otherwise provided in this Bylaws or as may be indicated in the notice thereof, any and all business may be transacted at any special meeting.

Section 2.11     Waiver of Notice.

Anything herein to the contrary notwithstanding, notice of any meeting of directors shall not be required as to any director who waives notice in writing (including telecopy) before or after the meeting, which waiver shall be filed with the Secretary of the Corporation. Attendance of a director at a meeting is equivalent to a written waiver of notice of the meeting if the director’s oral consent is entered in the minutes or the director takes part in the deliberations of the meeting without objection.

Section 2.12     Notice of Adjournment.

Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place is fixed at the meeting adjourned.

Section 2.13     Quorum.

A majority of the number of directors as fixed by the Articles of Incorporation or any amendment thereto, or pursuant to these Bylaws, shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act. However, a minority of the directors, in the absence of a quorum, may adjourn from time to time or fill vacant directorships in accordance with Section 2.4 but may not transact any other business. When the Board of Directors consists of one or two directors, then the one or two directors, respectively, constitute a quorum.

Section 2.14     Action by Unanimous Written Consent.

Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board individually or collectively consent in writing to the meeting. The written consent must be filed with the minutes of the proceedings of the Board and has the same force and effect as a unanimous vote of the directors.

Section 2.15     Compensation.

The directors may be paid their expenses of attendance at each meeting of the Board of Directors. Additionally, the Board of Directors may from time to time, in its discretion, pay to directors either or both a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for services as a director. No such payment precludes any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

Section 2.16     Transactions Involving Interests of Directors.

In the absence of fraud, no contract or other transaction of the corporation is affected or invalidated by the fact that any of the directors of the corporation are in any way interested in, or connected with, any other party to, such contract or transaction, provided that such transaction satisfies the applicable provisions of Chapter 78 of the Nevada Revised Statutes. Each and every person who becomes a director of the Corporation is hereby relieved, to the extent permitted by law, from any liability that might otherwise exist from contracting in good faith with the corporation for the benefit of himself or herself or any person in which he or she may be in any way interested or with which he or she may be in any way connected. Any director of the corporation may vote and act upon any matter, contract or transaction between the Corporation and any other person without regard to the fact that he or she is also a stockholder, director or officer of, or has any interest in, such other person.

Section 2.17 Confidentiality.

Each director shall hold all Confidential Information in the strictest confidence and shall take all appropriate measures to ensure that no other person shall have access to the Confidential Information. No director shall disclose any Confidential Information to any person outside the Company, either during or after his or her service as a director, except with authorization of the Board of Directors or as may be required by law. For the avoidance of doubt, the foregoing shall also apply to any director who serves on the Board of Directors as the designee of a stockholder of the Company, and such director shall not disclose any Confidential Information to such stockholder or any of its officers, directors, managers, members, partners employees, attorneys, accountants, advisors, agents, consultants or other representatives. “Confidential Information” shall mean all non-public information (whether or not material to the Company) entrusted to or obtained by a director by reason of his or her position as a director of the Company.

ARTICLE III

OFFICERS

Section 3.1     Executive Officers.

The executive officers of the Corporation shall be a Chief Executive Officer (who may be the Chairman of the Board, the Vice Chairman of the Board or the President), a President, one or more Vice Presidents, a Secretary and a Treasurer. Any person may hold two or more offices. The executive officers of the corporation must be elected annually by the Board of Directors and hold office for one year or until their respective successors are elected and qualify. The Chief Executive Officer, the President, the Chairman of the Board and any other officer of the Corporation by whatever title he or she may be known who functions as the chief executive officer, must be a “citizen of the United States” as defined in Section 2.2.2 above.

Section 3.2     Appointed Officers:     Titles.

3.2.1     The Chief Executive Officer or a person designated by such officer, or the Secretary in the case of assistant secretaries or the Treasurer in the case of assistant treasurers, may appoint one or more assistant secretaries or one or more assistant treasurers, each of whom shall hold such title at the pleasure of the appointing officer, have such authority and perform such duties as are provided in these Bylaws, or as the Chief Executive Officer or other appointing officer may determine from time to time. Any person appointed under this Section 3.2.1 to serve in any of the foregoing positions is deemed by reason of such appointment or service in such capacity to be an “officer” of the Corporation.

3.2.2     The Chief Executive Officer or a person designated by such officer may also appoint one or more vice presidents and one or more assistant vice presidents for each corporate staff function and a corporate controller and one or more assistant controllers. Each of these persons hold such title at the pleasure of the Chief Executive Officer and have authority to act for and shall perform duties with respect to only the staff function for which the person is appointed. Any person appointed under this Section 3.2.2 to serve in any of the foregoing positions is not deemed by reason of such appointment or service in such capacity to be an “officer” of the Corporation.

Section 3.3     Removal and Resignation.

3.3.1     Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board. Any appointed person may be removed from such position at any time by the person making such appointment or such person's successor.

3.3.2     Any officer may resign at any time, by giving written notice to the Board of Directors, the Chief Executive Officer, the President or the Secretary of the Corporation. Any such resignation takes effect at the date of the receipt of such notice, or at any later time specified in the notice. Unless otherwise specified, the acceptance of the resignation is not necessary to make it effective.

Section 3.4     Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

Section 3.5     Chairman of the Board and Vice Chairman of the Board.

The Chairman of the Board shall preside at all meetings of the Board of Directors and shall exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or these Bylaws. The Vice Chairman of the Board shall, in the absence of the Chairman, preside at all meetings of the Board of Directors and shall exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or these Bylaws.

Section 3.6     Chief Executive Officer.

The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the Corporation. If directed by the Board of Directors, the Chief Executive Officer shall preside at meetings of the stockholders and, in the absence of the Chairman of the Board and the Vice Chairman of the Board, at all meetings of the Board of Directors. The Chief Executive Officer is ex officio a member of the Executive Committee and has the general powers and duties of management usually vested in the office of chief executive officer of a corporation and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 3.7     President.

In the absence or disability of the Chief Executive Officer, the President shall perform all of the duties of the Chief Executive Officer and when so acting has all the powers and is subject to all the restrictions upon the Chief Executive Officer, including the power to sign all instruments and to take all actions which the Chief Executive Officer is authorized to perform by the Board of Directors or these Bylaws. The President has the general powers and duties usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by the Chief Executive Officer, the Deputy Chief Executive Officer or the Board of Directors or these Bylaws.

Section 3.8     Vice President.

In the absence or disability of the Chief Executive Officer and the President, the Vice President most senior in the order of his or her rank and seniority shall perform all of the duties of the Chief Executive Officer, and when so acting has all the powers of and is subject to all the restrictions upon the Chief Executive Officer, including the power to sign all instruments and to take all actions which the Chief Executive Officer is authorized to perform by the Board of Directors or these Bylaws. The various ranks of Vice Presidents have the general powers and duties usually vested in the office of a vice president of a corporation and each of them has such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, the Executive Committee of the Board of Directors, the Chief Executive Officer or these Bylaws.

Section 3.9     Secretary and Assistant Secretaries.

3.9.1 The Secretary shall (1) attend all meetings of the Board of Directors and all meetings of the stockholders; and (2) record and keep, or cause to be kept, all votes and the minutes of all proceedings in a book or books to be kept for that purpose at the Principal Office, or at such other place as the Board of Directors may from time to time determine, specifying therein (i) the time and place of holding, (ii) whether regular or special, and if special, how authorized, (iii) the notice thereof given, (iv) the names of those present at directors' meetings, (v) the number of shares of stock the holders of which are present or represented at stockholders' meetings, and (vi) the proceedings thereof; and (3) perform like duties for the Executive and other standing committees, when required. In addition, the Secretary must keep or cause to be kept, at the office of the Corporation's resident agent in Nevada, those documents required to be kept at such office by Section 5.2 of these Bylaws and the applicable provisions of Chapter 78 of the Nevada Revised Statutes.

3.9.2 The Secretary shall give, or cause to be given, notice of meetings of the stockholders and special meetings of the Board of Directors, and has such other powers and perform such other duties as may be prescribed by these Bylaws or by the Board of Directors or the Chief Executive Officer, or the President, under whose supervision he or she shall be. The Secretary must keep in safe custody the seal of the Corporation (if any) and affix it to any instrument requiring it, and when so affixed, it shall be attested by his or her signature or by the signature of the Treasurer or an Assistant Secretary. The Secretary is hereby authorized to issue certificates, to which the corporate seal may be affixed, attesting to the incumbency of officers of this Corporation or to actions taken by the Board of Directors or any committee of officers or directors or the stockholders.

3.9.3 In the absence or disability of the Secretary, the Assistant Secretaries, in the order of their seniority, shall perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Chief Executive Officer, the President or the Secretary prescribe.

Section 3.10 Treasurer and Assistant Treasurers.

3.10.1 The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation, with such depositories as may be ordered by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer, or the President or directors, whenever they request it, an account of all his or her transactions as Treasurer, and of the financial condition of the Corporation, as may be prescribed by these Bylaws or by the Board of Directors or the Chief Executive Officer or the President, under whose supervision he or she shall be.

3.10.2 In the absence or disability of the Treasurer, the Assistant Treasurers, in the order of their seniority shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Chief Executive Officer, the President or the Treasurer prescribe.

Section 3.11 Additional Powers, Seniority and Substitution of Officers.

In addition to the foregoing powers and duties specifically prescribed for the respective officers, the Board of Directors may from time to time by resolution (i) impose or confer upon any of the officers such additional duties and powers as the Board of Directors may see fit, (ii) determine the order of seniority among the officers, and/or (iii) except as otherwise provided above, provide that in the absence of any officer or officers, any other officer or officers shall substitute for and assume the duties, powers and authority of the absent officer or officers. Any such resolution may be final, subject only to further action by the Board of Directors, or the resolution may grant such discretion, as the Board of Directors deems appropriate, to the Chief Executive Officer (or in his or her absence the executive officer serving in his or her place) to impose or confer additional duties and powers, to determine the order of seniority among officers, and/or provide for substitution of officers as above described.

Section 3.12 Compensation.

The officers of the Corporation shall receive such compensation as is fixed from time to time by the Board of Directors. No officer is prohibited from receiving such salary by reason of the fact that the officer is also a director of the Corporation.

Section 3.13 Transaction Involving Interest of Officer.

In the absence of fraud, no contract or other transaction of the Corporation shall be affected or invalidated by the fact that any of the officers of the Corporation are in any way interested in, or connected with, any other party to such contract or transaction, or are themselves parties to such contract or transaction, provided that the transaction complies with the applicable provisions of Chapter 78 of the Nevada Revised Statutes. Each and every person who is or may become an officer of the Corporation is hereby relieved, to the extent permitted by law, when acting in good faith, from any liability that might otherwise exist from contracting with the Corporation for the benefit of such officer or any person in which he or she may be in any way interested or with which he or she may be in any way connected.

ARTICLE IV

EXECUTIVE AND OTHER COMMITTEES

Section 4.1 Standing.

The Board of Directors may appoint an Executive Committee, an Audit Committee, a Corporate Governance and Nominating Committee, and/or a Compensation Committee, consisting of such number of its members as it may designate, consistent with the laws of the State of Nevada, the Articles of Incorporation or any amendment thereto, or these Bylaws, including, if deemed desirable, alternate members who, in the order specified by the Board of Directors, may replace any absent or disqualified member at any meeting of the Committee.

4.1.1 The Executive Committee shall have and may exercise, when the Board is not in session, all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, but the Executive Committee shall not have the power to fill vacancies on the Board, or to change the membership of or to fill vacancies in the Executive Committee or any other committee of the Board, or to adopt, amend or repeal the Bylaws, or to declare dividends.

4.1.2 The Audit Committee shall select and engage on behalf of the Corporation, and fix the compensation of a firm of certified public accountants whose duty it shall be to audit the books and accounts of the Corporation and its subsidiaries for the fiscal year in which they are appointed, and who shall report to the Audit Committee. The Audit Committee shall confer with the auditors and shall determine, and from time to time shall report to the Board of Directors upon, the scope of the auditing of the books and accounts of the Corporation and its subsidiaries. None of the members of the Audit Committee shall be officers or employees of the Corporation or any of its subsidiaries.

4.1.3.1 The Compensation Committee shall establish a general compensation policy for the Corporation and shall have responsibility for recommending to the Board increases in directors’ fees and in salaries paid to Section 16 officers and senior employees to be determined by the Committee. The Compensation Committee also shall evaluate and make recommendations to the Board of Directors with respect to the adoption, substantive modification to or termination of any benefit plan of this Corporation, and with respect to employee benefit plans of the Corporation has such additional responsibilities as are described in Section 4.1.3.2 hereof. None of the members of the Compensation Committee shall be officers or employees of the Corporation or any of its subsidiaries.

4.1.3.2 The Corporate Governance and Nominating Committee shall review and report to the Board of Directors on corporate governance matters, review and assess the effectiveness of the corporate governance policy of the Corporation and recommend proposed revisions to the corporate governance policy of the Corporation to the Board of Directors. The Corporate Governance and Nominating Committee also shall identify individuals qualified to become members of the Board of Directors and recommend to the Board of Directors candidates to serve as Directors of the Corporation and as members of the Committees of the Board.

4.1.3.3 To assist the Corporation in fulfilling its business goals, the Board of Directors may from time to time establish or adopt those benefit plans, which it shall designate as constituting a Level 1 plan (which designation generally shall connote a compensatory plan in which participation is designed solely for directors or senior management employees, or involves stock of this Corporation, or is an incentive compensation plan that includes senior management) or as constituting a Level 2 plan (which designation generally shall connote a compensatory plan which is a savings plan or a corporate-wide capital accumulation plan in which participation is broader than senior management employees). The Board of Directors may modify or terminate any such plan. However, the Compensation Committee is authorized to take action to adopt non-substantive amendments to any Level 1 or Level 2 plan as it deems necessary or appropriate, unless such plan involves the issuance of stock of the Corporation. The Chief Executive Officer, or his designee, may take any and all actions to establish or adopt any Level 3 plan (which would include medical plans, dental plans, insurance plans, welfare plans and other benefit plans and any other plan which is not a Level 1 or Level 2 plan) which he deems necessary or convenient to the management of the Corporation, or to modify or terminate such Level 3 plan, so long as such action is not primarily for the benefit of directors or senior management employees of the Corporation, either individually or collectively.

Notwithstanding the foregoing, the Compensation Committee is responsible for the control and management of the operation and administration (which shall exclude ministerial activities) of the benefit plans of the Corporation, subject to the limitations of this section. The Compensation Committee is responsible for the control and management of the operation and administration (which shall exclude ministerial activities) of those plans designated by the Board of Directors as Level 1 plans. The Compensation Committee’s responsibilities with respect to the control and management of the operation and administration (which shall exclude ministerial activities) of those plans designated by the Board of Directors as Level 2 plans, is limited to the appointment of members of any committee as may be constituted as under such plans, and such periodic oversight as the Compensation Committee deems prudent under the circumstances then prevailing in order to evaluate the prudence of the continued appointment of such members. The Compensation Committee has no responsibility with respect to the control and management of the operation and administration of any Level 3 plan.

Section 4.2 Other Committees.

Subject to any limitations in the laws of the State of Nevada, the Articles of Incorporation or any amendment thereto, or these Bylaws as to action to be authorized or approved by the stockholders, or duties not delegable by the Board of Directors, any or all of the corporate powers may be exercised by or under authority of, and the business and affairs of this Corporation may be controlled by, such other committee or committees as may be appointed by the Board of Directors. The powers to be exercised by any such committee shall be designated by the Board of Directors.

Section 4.3 Procedures.

Subject to any limitations in the laws of the State of Nevada, the Articles of Incorporation or any amendment thereto, or these Bylaws regarding the conduct of business by the Board of Directors and its appointed committees, any committee created under this Article may use any procedures for conducting its business and exercising its powers, including but not limited to, actions by the unanimous written consent of its members in the manner set forth in Section 2.14. A majority constitutes a quorum unless the Committee consists of one or two directors, then the one or two directors, respectively, constitute a quorum. Notices of meetings may be sent to a committee’s members in any reasonable manner and may be waived as for meetings for directors.

ARTICLE V

CORPORATE RECORDS AND REPORTS – INSPECTION

Section 5.1 Records.

The Corporation shall maintain adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its Principal Office as fixed by the Board of Directors from time to time.

Section 5.2 Articles, Bylaws and Stock Ledger.

The Corporation shall maintain and keep the following documents at the office of its resident agent in the State of Nevada: (i) a certified copy of the Articles of Incorporation and all amendments thereto; (ii) a certified copy of the Bylaws and all amendments thereto; and (iii) a statement setting forth the following: “The Corporation’s transfer agent, whose address is ______________________________________________________________, is the custodian of the duplicate stock ledger of the Corporation.”

Section 5.3 Inspection.

Any person who has been a stockholder of record for at least six months immediately before such stockholder’s demand, or any person holding, or thereunto authorized in writing by the holders of, at least five percent of all of the Corporation’s outstanding stock, upon at least five days’ written demand, or any judgment creditor without prior demand, has the right to inspect in person or by agent or attorney, during usual business hours, the duplicate stock ledger of the Corporation and to make extracts therefrom. However, such inspection may be denied to any stockholder or other person upon his or her refusal to furnish to the Corporation an affidavit that such inspection is not desired for a purpose which is in the interest of a business or object other than the business of the Corporation and that he or she has not at any time sold or offered for sale any list of stockholders of any corporation or aided or abetted any person in procuring any such record of stockholders for any such purpose.

Section 5.4 Checks, Drafts, Etc.

All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of, or payable to, the Corporation, shall be signed or endorsed by such person or persons, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

ARTICLE VI

OTHER AUTHORIZATIONS

Section 6.1 Execution of Contracts.

The Board of Directors, except as these Bylaws otherwise provide, may authorize any officer or officers or agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general, or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority, except in the ordinary course of business, to bind the Corporation by any contract or engagement or to pledge its credit, or to render it liable for any purpose or in any amount.

Section 6.2 Representation of Other Corporations.

All stock of any other corporation, standing in the name of the Corporation, shall be voted, represented and all right incidental thereto exercised as directed by written consent or resolution of the Board of Directors expressly referring thereto. In general, such rights shall be delegated by the Board of Directors under express instructions from time to time as to each exercise thereof to the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, and Vice President, the Treasurer or the Secretary of this Corporation, or any other person expressly appointed by the Board of Directors. Such authority may be exercised by the designated officers in person, or by any other person authorized so to do by proxy, or power of attorney, duly executed by such officers.

Section 6.3 Dividends.

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding stock in the manner and on the terms and conditions provided by the laws of the State of Nevada, and the Articles of Incorporation or any amendment thereto, subject to any contractual restrictions to which the Corporation is then subject.

ARTICLE VII

CERTIFICATES FOR TRANSFER OF STOCK

Section 7.1 Certificates for Stock.

7.1.1 Certificates for stock shall be of such form and device as the Board of Directors may designate and shall be numbered and registered as they are issued. Each shall state the name of the record holder of the stock represented thereby; its number and date of issuance; the number of shares of stock for which it is issued; the par value; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to rights of redemption or conversion, if any; and a statement of liens or restrictions upon transfer or voting, if any, or, alternatively, a statement upon certificates specifying such matters may be obtained from the Secretary of the Corporation.

7.1.2 Every certificate for stock must be signed by the Chief Executive Officer, the President and the Secretary or an Assistant Secretary, or must be authenticated by facsimile signatures of the Chief Executive Officer, the President and the Secretary or an Assistant Secretary. Before it becomes effective, every certificate for stock authenticated by a facsimile or a signature must be countersigned by a transfer agent or transfer clerk, and must be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers.

7.1.3 Even though an officer who signed, or whose facsimile signature has been written, printed or stamped on a certificate for stock ceases, by death, resignation or otherwise, to be an officer of the Corporation before the certificate is delivered by the Corporation, the certificate shall be as valid as though signed by a duly elected, qualified and authorized officer, if it is countersigned by the signature or facsimile signature of a transfer agent or transfer clerk and registered by an incorporated bank or trust company, as registrar of transfers.

7.1.4 Even though a person whose signature as, or on behalf of, the transfer agent or transfer clerk has been written, printed or stamped on a certificate for stock ceases, by death, resignation or otherwise, to be a person authorized to so sign such certificate before the certificate is delivered by the Corporation, the certificate shall be deemed countersigned by the signature of a transfer agent or transfer clerk for purposes of meeting the requirements of this section.

Section 7.2 Transfer on the Books.

Upon surrender to the Secretary of the Corporation or transfer agent of the Corporation of a certificate for stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 7.3 Lost or Destroyed Certificates.

The Board of Directors may direct, or may authorize the Secretary of the Corporation to direct, a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate for stock so lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors or Secretary may in its or his or her discretion, and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 7.4 Transfer Agents and Registrars.

The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, who may be the same person, and may be the Secretary of the Corporation, or an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 7.5 Fixing Record Date for Dividends, Etc.

The Board of Directors may fix a time, not exceeding 60 days before the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of stock shall go into effect, as a record date for determining the stockholders entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights with respect to any such change, conversion, or exchange of stock, and, in such case, only stockholders of record on the date so fixed are entitled to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares of stock on the books of the Corporation after any record date fixed as provided in this Section 7.5.

Section 7.6 Record Ownership.

The Corporation is entitled to recognize the exclusive right of a person registered as such on the books of the Corporation as the owner of shares of the Corporation’s stock to receive dividends, and to vote as such owner, and is not bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation has express or other notice thereof, except as otherwise provided by law.

ARTICLE VIII

AMENDMENTS TO BYLAWS

Section 8.1 Supermajority Required for Certain Amendments.

The affirmative vote of 66-2/3% of the voting power of the Common Stock or the affirmative vote of a majority of the Board of Directors shall be necessary to amend or repeal Sections 1.3, 1.5, 1.7, 1.10, 1.11, 2.2, 2.4, 2.5, 2.10 of these Bylaws.

Section 8.2 By Stockholders.

Except as otherwise required by the provisions of Section 8.1 above, the Articles of Incorporation or any amendments thereto and subject to the right of the Board of Directors to amend or repeal bylaws as provided in Section 8.3, these Bylaws may be repealed or amended at the annual stockholders’ meeting or at any other meeting of the stockholders called for that purpose, by a vote of stockholders entitled to exercise a majority of the voting power of the Corporation.

Section 8.3 By Directors.

Except as otherwise required by the provisions of Section 8.1 above, the Articles of Incorporation and subject to the right of the stockholders to adopt, amend, or repeal bylaws as provided in Section 8.2, the Board of Directors may adopt, amend or repeal any of these Bylaws by the affirmative vote of a majority of the directors present at any organizational, regular or special meeting of the Board of Directors. This power may not be delegated to any committee appointed in accordance with these Bylaws.

Section 8.4 Record of Amendments.

Whenever an amendment or a new Bylaw is adopted, it shall be copied in the book of minutes with the original Bylaws, in the appropriate place. If any Bylaw is repealed, the fact of repeal, with the date of the meeting at which the repeal was enacted, or written assent was filed, shall be stated in the book of minutes.

ARTICLE IX

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 9.1 Indemnification for Expenses in Proceedings.

Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of Nevada, as the same exist or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, employee benefit plan excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of such person’s heirs, executors and administrators. However, except as provided in Section 9.2, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article IX shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if so required by Chapter 78 of the Nevada Revised Statutes, the payment of such expenses incurred by a director or officer in such person’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to any employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 9.1 or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Section 9.2 Right to Bring Suit for Unpaid Claims.

If a claim under Section 9.1 is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the Corporation shall also pay the expense of prosecuting such claim. It is a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Nevada law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the

Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination before the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

Section 9.3 Advancement of Expenses.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article IX is not exclusive of any other right which any person may have or hereafter acquire under any provision of law, the Articles of Incorporation or any amendment thereto, or these By-Laws, or of any agreement or vote of stockholders or disinterested directors, or otherwise.

Section 9.4 Indemnification Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, fiduciary or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprises against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Nevada law.

Section 9.5 Indemnification Expenses of Witnesses.

To the extent that any director, officer, employee, fiduciary or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, the Corporation shall indemnify such person against all costs and expenses actually and reasonably incurred by such person or on such person’s behalf in connection thereto.

Section 9.6 Indemnification Agreements.

The Corporation may enter into agreements with any director, officer, employee, fiduciary or agent of the Corporation providing for indemnification to the full extent permitted by Nevada law.

Section 9.7 Severability.

If any provision of this Article IX shall for any reason be determined to be invalid, the remaining provisions hereof shall not be affected thereby but shall remain in full force and effect.

ARTICLE X

INTERPRETATION

Reference in these Bylaws to any provision of Chapter 78 of the Nevada Revised Statutes shall be deemed to include all amendments thereto and the effect of the construction and determination of validity thereof by the Nevada Supreme Court.

ARTICLE XI

FORUM FOR ADJUDICATION OF DISPUTES

To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the District Courts of the State of Nevada located in the counties of Clark or Washoe shall be the sole and exclusive forum for (i) any derivative action or proceeding brought in the name or right of the Corporation or on its behalf, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or other agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action arising or asserting a claim arising pursuant to any provision of Title 7 of the Nevada Revised Statutes or any provision of the Company’s Articles of Incorporation or these Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Company’s Articles of Incorporation or these Bylaws. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.